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                     Chase Manhattan Auto Owner Trust 1998-B
                         Statement to Certificateholders
                                December 15, 1999
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                                                       DISTRIBUTION IN DOLLARS
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             ORIGINAL            PRIOR                                                                                    CURRENT
               FACE             PRINCIPAL                                                       REALIZED   DEFERRED      PRINCIPAL
  CLASS        VALUE             BALANCE          PRINCIPAL        INTEREST          TOTAL       LOSSES    INTEREST       BALANCE
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   A1       250,000,000.00              0.00             0.00            0.00             0.00    0.00       0.00              0.00
   A2       200,000,000.00              0.00             0.00            0.00             0.00    0.00       0.00              0.00
   A3       321,000,000.00    229,371,105.03    22,900,346.75    1,099,069.88    23,999,416.63    0.00       0.00    206,470,758.28
   A4       282,800,000.00    282,800,000.00             0.00    1,366,866.67     1,366,866.67    0.00       0.00    282,800,000.00
   B1        32,604,142.65     32,604,142.65             0.00      164,379.22       164,379.22    0.00       0.00     32,604,142.65
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 TOTALS   1,086,404,142.65    544,775,247.68    22,900,346.75    2,630,315.77    25,530,662.52    0.00       0.00    521,874,900.93
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                             FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                     PASS-THROUGH RATES
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                 PRIOR                                                                CURRENT                              CURRENT
               PRINCIPAL                                                             PRINCIPAL                CLASS      PASS-THRU
 CLASS           FACTOR          PRINCIPAL        INTEREST          TOTAL             FACTOR                                RATE
------------------------------------------------------------------------------------------------              ----------------------
   A1           0.00000000       0.00000000      0.00000000       0.00000000          0.00000000              A1         5.578000%
   A2           0.00000000       0.00000000      0.00000000       0.00000000          0.00000000              A2         5.729000%
   A3         714.55172907      71.34064408      3.42389371      74.76453779        643.21108498              A3         5.750000%
   A4       1,000.00000000       0.00000000      4.83333335       4.83333335      1,000.00000000              A4         5.800000%
   B1       1,000.00000000       0.00000000      5.04166669       5.04166669      1,000.00000000              B1         6.050000%
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 TOTALS       501.44805813      21.07903114      2.42112089      23.50015203        480.36902700
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           IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
                                 Mark McDermott
             The Chase Manhattan Bank - Structured Finance Services
                         450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-7016
                         Email: mark.mcdermott@chase.com
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[Image]                  (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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                     Chase Manhattan Auto Owner Trust 1998-B
                                December 15, 1999
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                         STATEMENT TO CERTIFICATEHOLDERS

                                                     Due Period                                          20
                                                     Due Period Beginning Date                     11/01/99
                                                     Due Period End Date                           11/30/99
                                                     Determination Date                            12/10/99

Section 5.8(iii)  Servicing Fee                                                                  453,979.37
Section 5.8(iii)  Servicing Fee per $1000                                                        0.41787338

Section 5.8(iv)   Administration Fee                                                               1,000.00
Section 5.8(iv)   Administration Fee per $1000                                                   0.00092047

Section 5.8(vi)   Pool Balance at the end of the Collection Period                           521,874,900.93

Section 5.8(vii)  Repurchase Amounts for Repurchased Receivable
                  By Seller                                                                            0.00
                  By Servicer                                                                     78,273.22
                  TOTAL                                                                           78,273.22

Section 5.8(viii) Realized Net Losses for Collection Period                                      260,792.40

Section 5.8(ix)   Reserve Account Balance after Disbursement                                  15,656,247.03

Section 5.8(x)    Specified Reserve Account Balance                                           15,656,247.03

Section 5.8(xi)   Total Distribution Amount                                                   26,794,912.01
                  Servicing Fee                                                                  453,979.37
                  Administration Fee                                                               1,000.00
                  Noteholders Distribution Amount                                             25,366,283.30
                  Certficateholders Distribution Amount                                          164,379.22
                  Deposit to Reserve Account                                                     809,270.12

[Image]                  (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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